UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act
of 1934

Date of Report (Date of earliest event reported): March 18, 2014

OCEAN POWER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33417	22-2535818

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1590 Reed Road Pennington, NJ	08534

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 730-0400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Ocean Power Technologies, Inc. (the "Company") and Dr. George W. Taylor, Executive Vice Chairman and co-founder of the Company, have agreed on a transitional arrangement for Dr. Taylor effective March 18, 2014. Dr. Taylor will retire from the position of Executive Vice Chairman and as an employee of the Company and its subsidiaries, effective immediately. Dr. Taylor continues to serve on the Board of Directors of the Company, and the Company expects that Dr. Taylor will continue to assist OPT in a consulting role with the Company in order for it to have access to his broad and deep knowledge of and experience with the Company and its technology. The terms of the arrangement are still being finalized, and the Company will provide updated disclosure as required by applicable rules.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEAN POWER TECHNOLOGIES, INC.

Date: March 24, 2014	By:	/s/ Mark A. Featherstone
Mark A. Featherstone
Chief Financial Officer